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                                                                    EXHIBIT 10.1



                          [MERCHANT FACTORS CORP. LOGO]
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    1430 Broadway, New York, New York 10018 (212) 840-7575 FAX (212) 869-1752


                                                                   July 24, 1998


Mr. Stanley Halbreich
Littlefield, Adams & Co.
Sports Imprints Division
350 Fifth Avenue, Ste. 4213
New York, NY 10118


Dear Stanley:

This will confirm our telephone conversation with respect to Merchant Financial Corporation, as opposed to Merchant Factors Corp.

Originally, we agreed we would finance your sales to Walmart and K-Mart under Merchant Financial, and all other accounts will be under Merchant Factors. As you know, most of your advances have been on Merchant Factors and sales on Merchant Financial has a large availability. Effective 8/1/98, please assign sales to K-Mart under Merchant Financial and you will start to take your advances under Merchant Financial.

We are pleased to note your activity on your license of WCW, and can only hope that it continues for a long time.

Best of luck.


                                       Very truly yours,

                                       /s/ Walter Kaye

                                       WALTER KAYE
                                       President

WK/dcb